Exhibit 10.3

EXECUTION COPY

AGREEMENT AND GUARANTY

THIS AGREEMENT AND GUARANTY (this “Agreement”) is made as of the 12th day of May, 2004, by Shuffle Master, Inc., a Minnesota corporation (“SMI”), on the one hand, and Casinos Austria Aktiengesellschaft, an Austrian stock corporation (“CASAG”) and CAI Casinoinvest Middle East GmbH, an Austrian limited liability company (“CAI”), on the other hand (individually, an “Obligee” and, collectively, the “Obligees”). Except as otherwise indicated herein, capitalized terms used in this Agreement have the- same meanings set forth in the Purchase Agreement (as defined below).

WHEREAS, this Agreement is being issued pursuant to, and as a condition to the consummation of the transactions contemplated by, the Purchase Agreement to be dated on or about May 13, 2004 (the “Purchase Agreement”), by and among CASAG, CM, Shuffle Master Management-Service GmbH, an Austrian limited liability company (“SHFMMS”), and Shuffle Master GmbH, an Austrian limited liability company (“SHFM”) in connection with the sale by CASAG and CAI to SHFMMS and SIIFM, respectively, of partnership interests in CARD Casinos Austria Research & Development GmbH & Co. KG (“CARD”); and

WHEREAS, SMI, in furtherance of its business objectives, has agreed to guarantee the due and punctual payment, observance and performance of certain obligations of each of SHFMMS and SHFM (individually, an “Obligor” and, collectively, the “Obligors”) to such Obligees under the Purchase Agreement and to take certain other actions and enter into certain other agreements in connection therewith, all as more fully described herein.

NOW, THEREFORE, in consideration of the premises and other valuable consideration (receipt and sufficiency of which is hereby acknowledged), each of the parties hereto agrees as follows:

SECTION 1.                                Guarantee.

1.1                                 Subject to the terms, conditions, and limitations hereof, SMI hereby guarantees, as primary obligor and as a guarantor of payment and performance (and not merely as surety or guarantor of collection), to each of the Obligees the due, complete and punctual payment of all amounts which are or may become due and payable by any Obligor, and the due, complete and punctual performance of all agreements and undertakings of any Obligor, but only as follows: (i) under Article II of the Purchase Agreement (Purchase and Sale of Shares, including the payment of the Purchase Price and all other payments and deliveries tp be made by the Obligors at the Closing), and (ii) under Article IX of the Purchase Agreement (Indemnification), together with all claims for damages arising from or in connection with the failure punctually and completely to pay or perform such obligations ‘(such obligations being herein collectively called the “Obligations”), in any case, subject to the terms, conditions, and limitations applicable to the Obligors set forth in the Purchase Agreement. Notwithstanding the above, the Obligees acknowledge and agree that SMI has not made, and does not hereby make (and, except for the representations and warranties of any Buyer contained in the Purchase

Agreement, no Buyer, nor any Affiliate of SMI or any Buyer has made or hereby makes), any representations, express or implied, with respect to the inherent or trading value of the SMI Stock, the availability of a liquid or open trading market with respect to the SMI Stock or the present or future performance of SMI, CARD or the SMI Stock.

1.2                                 The obligations of SMI under this Agreement shall be direct and primary obligations which shall, subject to the terms hereof, constitute a guaranty of payment, performance and compliance and not of collection, and SMI specifically agrees that it shall not be necessary, and that SMI shall not be entitled to require, before or as a condition of enforcing the liability of SMI under this Agreement or requiring payment or performance of the Obligations by SMI hereunder, or at any time thereafter, that any Person or Obligee (or any of their respective successors and assigns) exhaust any of its rights or remedies against the Obligors or take any other action of any kind prior to making any demand on or invoking any of the Obligee’s rights and remedies against SMI pursuant to this Agreement. Subject to Section 1.7, SMI agrees that the guarantee under this Agreement shall be continuing, and that the Obligations will be paid and performed in accordance with their terms and the terms of this Agreement, and are absolute and unconditional, to the fullest extent permitted by applicable law, irrespective of any circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor, it being the intent of this Section 1.2 that the obligations of SMI hereunder shall be absolute and unconditional only to the extent expressly set forth herein under any and all circumstances. SMI hereby expressly waives notice of acceptance of and reliance upon this Agreement, diligence, presentment, demand of payment or performance, protest and all other notices whatsoever.

1.3                                 The obligations of SMI under this Section 1 shall continue and be automatically reinstated if and to the extent that for any reason any payment to any Obligee by or on behalf of any Obligor in respect of the Obligations is rescinded or must be otherwise restored by such Obligee, whether as a result of any proceedings in bankruptcy or reorganization or otherwise, and SMI agrees that it will indemnify such Obligee on demand for all reasonable costs and expenses (including, without limitation, fees and expenses of counsel) incurred by such Obligee in connection with its compliance with or resistance to any such rescission or restoration.

1.4                                 Until the earlier of (a) all Obligations have been indefeasibly paid or performed in full or (b) all of the provisions of Section 1.7 have become applicable, SMI hereby waives: (i) all rights of subrogation or reimbursement or any similar right or concept which it may at any time otherwise have (a) as a result of this Agreement (whether contractual, under applicable bankruptcy law or otherwise) to the claims of the Obligees against any Obligor and (b) any right to enforce any other remedy which any Obligee now has or may hereafter have against any Obligor and (ii) any benefit of, and any right to participate, in any security or collateral given to or for the benefit of the Obligees to secure payment of the Obligations.

1.5                                 SMI agrees that, as between SMI and each Obligee, the Obligations may be declared to be forthwith due and (in the case of payment Obligations) payable as provided herein, notwithstanding any stay, injunction or other prohibition preventing such declaration (or such Obligations from becoming automatically due and (in the case of payment Obligations) payable as against any Obligor, as the case may be) and that, in the event of any such declaration, such obligations that are due and (in the case of payment Obligations) payable by any Obligor, shall forthwith become due and (in the case of payment Obligations) payable by

SMI.

1.6                                 This Agreement shall inure to the benefit of the Obligees and their successors and assigns.

1.7                                 Notwithstanding anything contained herein to the contrary, SMI’s aggregate Obligations under Section 1.1(i) shall be limited to any portion of the Purchase Price that is not paid or delivered at the Closing in accordance with Article II of the Purchase Agreement; and once any such unpaid or undelivered portion of the Purchase Price has been so paid or delivered, SMI’s Obligations under Section 1.1(i) shall be deemed to have been satisfied in full.

SECTION 2.                                Other Agreements.

2.1                                 SMI and CASAG each agree to negotiate in good faith, and to use commercially reasonable efforts to enter into (and/or cause one or more of its Affiliates to enter into), a supply agreement between SMI (and/or one or more of its Affiliates) and CASAG (and/or one or more of its Affiliates) within sixty (60) days of the Closing Date containing the terms set forth in the draft proposed term sheet for the supply agreement attached hereto as Exhibit 1 and such other terms as are reasonable and customary for such an agreement.

2.2                                 SMI hereby acknowledges and agrees that, pursuant to and as provided in the Purchase Agreement, it is the intent of the parties that, following the first anniversary of the Closing Date, the shares of SMI common stock shall be freely tradable (subject only to the terms of the right of first refusal contained in Section 5.5 of the Purchase Agreement) and in furtherance thereof hereby agrees (i) to comply with the terms of the Registration Rights Agreement dated as May 13, 2004 by and between SMI and each Obligee receiving shares of SMI common stock at the Closing, and (ii) pursuant to and as provided in the Purchase Agreement, at such times as such shares become freely tradable, upon the written request of the holder of such shares, to take all other actions necessary to remove any transfer restrictions imposed by it or any of its Affiliates, including without limitation, by removing any restrictive legends (other than those relating to the right of first refusal) on the certificates representing such shares.

2.3                                 SMI hereby agrees (i) to be bound by the provisions of Section 5.3 of the Purchase Agreement as a primary obligor, including without limitation to comply with all applicable provisions thereof relating to any exercise by SMI of any rights granted to it thereunder, and (ii) to be bound by the provisions of Section 5.6 of the Purchase Agreement as a primary obligor, including without limitation to, upon request by CASAG, buy back all, but not less than all, of the SMI Stock, all in accordance with the terms thereof.

2.4                                 Obligees, jointly and severally, agree that the original signed copy of this Agreement shall not, nor shall any certified, notarized or legalized copy thereof, ever be brought by Obligees into the country of Austria; provided that Obligees may bring into the country of Austria a simple copy of this Agreement without it being certified, notarized or legalized. Any tax, stamp duty or fee, if any, in connection with the execution, delivery or performance of this Agreement (collectively, a “Tax”), other than any Tax arising out of any Obligee’s breach of this Section 2.4 (which Tax will be paid by the Obligees), shall be paid by SMI, and SW shall indemnify and hold each Obligee and its Affiliates harmless for any such Tax and agree to indemnify and reimburse each Obligee for any and all legal or other expenses incurred in connection with such Obligee’s enforcement of this Section 2.4 or collection of indemnifiable amounts pursuant to this Section 2.4. Obligees jointly and severally agree to indemnify and hold SMI harmless for any Tax, if any, incurred as a result of any Obligee’s breach of this Section 2.4, and further jointly and severally agree to indemnify and reimburse SMI for any and all legal or other expenses incurred in connection with SMI’s enforcement of this Section 2.4 or collection of indemnifiable amounts pursuant to this Section 2.4. Nothing herein is intended to imply that this Agreement constitutes a suretyship (Btirgschaft) obligation.

2.5                                 Upon any merger or consolidation of SMI with or into any other Person (unless SMI is the survivor entity), or the sale or other disposition of all or substantially all of the assets of S1VII, whether in a single transaction or a series of transactions, to any Person (any such merger, consolidation, sale or other disposition being referred to as a “Guarantor Transfer”), SMI or the Person formed by such Guarantor Transfer or the Person which acquires all or substantially all of the assets of SMI (such Person being the “Successor Guarantor”), shall deliver or cause to be delivered to each Obligee on or prior to the effective date of such Guarantor Transfer, unless the obligations of SMI under this Agreement (the “Guarantor Obligations”) are assumed by the Successor Guarantor by operation of law, an agreement, in form and substance reasonably satisfactory to each Obligee, containing an express assumption by the Successor Guarantor of SMI’s Obligations and an acknowledgment and agreement (in form and substance reasonably satisfactory to each Obligee executed and delivered by SMI under this Agreement (after giving effect to such transfer) to the effect that this Agreement shall remain in full force and effect and enforceable in accordance with its teams. Notwithstanding anything herein to the contrary, unless otherwise agreed to in writing by the Obligees, following any such merger, consolidation, sale or other disposition, SMI shall remain jointly and severally liable for the Obligations and other agreements hereunder.

2.6                                 SMI hereby acknowledges, that the Obligees willingness to enter into the Purchase Agreement and to consummate the transaction contemplated thereby are subject SMI’s legal and valid execution and delivery of this Agreement.

SECTION 3.                                Representations and Warranties.

3.1                                 SMI hereby represents and warrants as follows (each such representation and warranty being made as of the date hereof):

(i)                                     SMI is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Minnesota, with full corporate power and authority to enter into this Agreement and to perform its obligations hereunder.

(ii)                                  The execution, delivery and performance of this Agreement have been duly and validly authorized by all requisite corporate action on the part of SMI, and do not require any consent or approval of, or the giving notice to, or the taking of any other action in respect of, any stockholder or trustee or holder of any indebtedness or obligations of SMI. This Agreement has been duly and validly executed and delivered by SMI, and constitutes a legal, valid and binding obligation of SMI, enforceable against SMI in accordance with its terms.

(iii)                               The execution, delivery and performance of this Agreement do not and will not conflict with or result in any violation of or default under any provision of the organizational documents of SMI, or any indenture, mortgage, deed of trust, instrument, law, rule or regulation binding on SMI or to which SMI is a party.

(iv)                              The execution, delivery and performance of this Agreement do not and will not result in violation of any judgment or order applicable to SMI or result in the creation or imposition of any Lien on any of the properties or revenues of SMI pursuant to any requirement of law or any indenture, mortgage, deed of trust or other instrument to which SMI is a party.

(v)                                 The execution, delivery and performance of this Agreement do not and will not conflict with and do not and will not require any consent, approval or authorization of, or registration or filing with, any governmental authority or agency binding on it.

(vi)                              The execution, delivery and performance by SMI of this Agreement will not render SMI insolvent, nor is it being made in contemplation of SMI’s insolvency, and SMI does not have an unreasonably small capital.

3.2                                 Each Obligee hereby represents and warrants as follows (each such representation and warranty being made as of the date hereof):

(i)                                     It is a corporation duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation, with full corporate power and authority to enter into this Agreement and to perform its obligations hereunder.

(ii)                                  The execution, delivery and performance of this Agreement have been duly and validly authorized by all requisite corporate action on its part, and do not require any consent or approval of, or the giving notice to, or the taking of any other action in respect of, any stockholder or trustee or holder of any its indebtedness or obligations. This Agreement has been duly and validly executed and delivered by it, and constitutes a legal, valid and binding obligation of it, enforceable against it in accordance with its terms.

(iii)                               The execution, delivery and performance of this Agreement do not and will not conflict with or result in any violation of or default under any provision of its organizational documents, or any indenture, mortgage, deed of trust, instrument, law, rule or regulation binding on it or to which it is a party.

(iv)                              The execution, delivery and performance of this Agreement do not and will not result in violation of any judgment or order applicable to it or result in the creation or imposition of any Lien on any of the properties or revenues of it pursuant to any requirement of law or any indenture, mortgage, deed of trust or other instrument to which it is a party.

(v)                                 The execution, delivery and performance of this Agreement do not and will not ( conflict with and do not and will not require any consent, approval or authorization of, or / a . registration or filing with, any governmental authority or agency binding on it.

SECTION 4.                            Miscellaneous.

4.1                                 Governing Law; Arbitration. (a) This Agreement, and all questions concerning the construction, validity and interpretation of this Agreement, or breach hereof, shall be governed by and construed in accordance with the laws of the State of New York applicable therein (including Section 5-1401 of the New York General Obligations Law but excluding all other choice-of-law and conflicts-of-law rules).

(b)                                 All disputes, controversies or claims arising under or relating to this Agreement or any breach or threatened breach of this Agreement or violation, termination or nullity of this Agreement (an “Arbitrable Dispute”), shall be finally settled under the Rules of Arbitration of the International Chamber of Commerce by three arbitrators appointed in accordance with the said Rules, subject to the following:

(i)                                     As more than two persons ,are party to this Agreement, it is expressly stipulated that more than one claimant and/or more than one defendant are permitted. For the purpose of the nomination of arbitrators, there is deemed to be only one claimant party and one defendant party, regardless of whether multiple parties appear.

(ii)                                  All such arbitration proceedings shall take place in London, United Kingdom. The language of the arbitration shall be the English language.

4.2                                 No Waiver; Cumulative Remedies. No failure on the part of any Obligee or any of its agents to exercise, and no course of dealing with respect to, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise by any Obligee or any of its agents of any right, power or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies herein are cumulative and are not exclusive of any remedies provided by law.

4.3                                 Notices. The provisions of Section 12.2 of the Purchase Agreement concerning notices are hereby incorporated herein by reference, as if fully set forth herein. SMI’s address and other information for purposes of such Section 12.2 is as follows: Shuffle Master, Inc., 1106 Palms Airport Drive, Las Vegas, Nevada 89119, Attention: Jerome R. Smith, Senior Vice President and General Counsel.

4.4                                 Amendments, etc. This Agreement, together with the exhibit hereto (which is incorporated herein by reference), and any provision hereof or thereof may be terminated, waived, amended, modified or supplemented only by an agreement or instrument in writing, specifying the provision (or, if applicable, the whole of this Agreement) intended to be terminated, waived, amended, modified or supplemented, and executed by SMI and each Obligee in their sole discretion.

4.5                                 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of SMI and the Obligees; provided, that except as otherwise provided in Section 2.5, SMI shall not assign or transfer its rights or obligations hereunder without the prior written consent of each Obligee. Notwithstanding anything herein to the contrary, unless otherwise agreed to in writing by the Obligees, following any such assignment or transfer, SMI shall remain jointly and severally liable for the Obligations and other agreements hereunder. Any attempted assignment in breach of this Section shall be void. SMI hereby acknowledges receipt of a copy of the Purchase Agreement and consents in all respects (to the extent such consent may be necessary) to the provisions of the Purchase Agreement.

4.6                                 Severability. Should any of the provisions of this Agreement be or become fully or in part invalid or unenforceable, the other provisions hereof shall remain enforceable and in full force and effect.

4.7                                 Enforcement. Any Obligee may enforce this Agreement to the extent of any Obligations owing to it in accordance with the terms hereof.

4.8                                 Survival. All warranties, representations and covenants made by SMI, whether herein or in any certificate or other instrument delivered by it or on behalf of it under this

Agreement, shall be considered to have been relied upon by each Obligee and shall survive the consummation of the transactions contemplated hereby on the Closing Date regardless of any investigation made by any such party or on behalf of any such party.

4.9                                 Integration. This Agreement contains the entire and complete agreement of the parties concerning the subject matter hereof and supercedes any prior understandings, agreements or presentations, if any, by or between the parties, written or oral, which may have related to the subject matter hereof.

4.10                           Effectiveness. Notwithstanding any execution hereof, this Agreement shall only become effective upon the execution and delivery of the Purchase Agreement.

4.11                           Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original but all of which taken together shall constitute one and the same instrument.

IN WITNESS WHEREOF, this Agreement has been duly executed in New York City, New York, by the undersigned parties on this 12th day of May, 2004.

Exhibit 1

Supply Agreement Term Sheet

FINAL VERSION

May 11, 2004

TERM SHEET

Sales Frame Agreement

The Sales Frame Agreement shall be consistent with this Term Sheet and shall be concluded between CASAG and/or its Affiliates on the one hand and SMI and/or its Affiliates on the other no later than 30.062004.

1.                                       Seller: SMI and SMI Affiliates (including CARD)

2.                                       Buyer. CASAG and CASAG Affiliates (the term Affiliates includes casinos (co-) owned or (co-) operated by a CASAG-group company)

3.                                       Duration:

(a)                                  start: 13.05.2004

(b)                                 indefinite

(c)                                  ordinary termination with three months prior written notice at the end of each calendar quarter

(d)                                 minimum duration: 31.12.2009

(e)                                  extraordinary termination reserved

Purpose: Sale of all of Seller’s products now existing or later developed, produced or traded by Seller.

Minimum quantity: none

6.                                       After sale services: optional, at request of Buyer, on terms mutually agreed upon

7.                                       Full warranty for products sold by Seller: one year

8.                                       Prices: basis is list price minus applicable volume discounts as offered by Sellers from time to time. Rebate payable in cash due 15.46 of each year for preceding 12 months (May 1 - April 30).

if total purchases exceed EUR 200.000, per year, then an annual rebate (separate from any applicable volume discount) on the total amount of 20%;

if total purchases exceed EUR 400.000, per year, then an annual rebate (separate from any applicable volume discount) on the total amount of 25%;

The first purchases under this agreement for a total amount of EUR 300.000 (after any applicable volume discount)- are free of charge.

9.                                       Rebates Refund:

In the event that CASAG or any Affiliate violates the covenant not to compete contained in Section 10.10 of the Purchase Agreement, or if either CASAG or any CASAG Affiliate commits any acts which would be in violation of the covenant not to compete, if such covenant were fully enforceable, then Buyers shall refund to Sellers all rebates received.

10.                                 Testing:

For as long as Buyer shall enjoy all benefits of Sales Frame Agreement, CASAG shall allow Seller, at no charge to Seller, to test new product developments in casinos owned or operated by Buyer. Details to be mutually agreed.

11.                                 Confidentiality:

Data and information obtained (including prices and testing results) to be kept confidential against third parties unless on a need to know basis, or unless required by law or statute.

12.                                 Law:

Sales Frame Agreement and deliveries under the Agreement are exclusively subject to Austrian law (excluding UN Sales Law and conflict of law principles of Austrian law).

13.                                 Disputes:

Disputes to be resolved by ICC arbitration; place of arbitration: London. Governing language = English